Exhibit 99.1

Vision Sensing Acquisition Corp. Announces Delisting and Subsequent Liquidation

New York, NY — October 21, 2024 — Vision Sensing Acquisition Corp. (NASDAQ: VSACU, VSAC, VSACW) (the “Company” or “VSAC”), a special purpose acquisition company, announced that the Sponsor, Vision Sensing LLC, did not deposit the required extension fee into the Company’s trust account at Continental Stock Transfer & Trust Company, which was due on October 3, 2024, in order to extend the date by which the Company must consummate its initial business combination from October 3, 2024, to November 3, 2024. VSAC is no longer able to pursue a business combination. Therefore, the Company will dissolve and liquidate.

Delisting of the Company

On October 8, 2024, the Company notified The Nasdaq Stock Market (“Nasdaq”) that the required extension fees to were not deposited into the Company’s trust account at Continental Stock Transfer & Trust Company and that the Company seeks a voluntary delisting. The Company expects that Nasdaq will file a Form 25 with the U.S. Securities and Exchange Commission (the “Commission”) to delist its securities, and that the delisting will become effective ten days after Nasdaq files the Form 25 with the Commission to complete the delisting. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

 Dissolution and Liquidation of the Company

The Company’s existing certificate of incorporation dated as of August 13, 2021, as most recently amended in a restated certificate of incorporation dated as of April 30, 2024 and as may be further amended (collectively, the “Existing VSAC Charter”) requires the Company to complete its initial business combination by November 3, 2024. The Company is no longer able complete the initial business combination by November 3, 2024; therefore, the Existing VSAC Charter requires the Company to, and the Company will:

(i) cease all operations except for the purpose of winding up,

(ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and

(iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

All terms above not defined herein shall have the meaning under the Existing VSAC Charter.

As of October 18, 2024, the per-share redemption price for the class A common stock of the Company was approximately $11.92 (the “Redemption Amount”) which will be further adjusted, as described below. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Company’s trust account to pay dissolution expenses. The balance of the Company’s trust account, including the reduction for the dissolution expenses, as of October 18, 2024 was approximately $13,515,848.07. The Company is calculating taxes due for 2023 and 2024 that will be removed from the trust account prior to any Redemption Amount being paid to the holders of the Company’s public shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. The number of remaining public shares of the Company as of October 18, 2024, 2024 was 1,133,691.

The Redemption Amount will be payable to the holders of the Company’s public shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of the Company’s public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

After October 21, 2024, the Company shall cease all operations except for those required to wind up its business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. the Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, risks and uncertainties described in reports and other public filings with the SEC by the Company, including the Company’s Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 24, 2023 and its most recent Forms 10-Q, as filed with the SEC on May 15, 2023 and August 28, 2023. These risk factors are not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. There may be additional risks that the Company does presently know, or that the Company currently believes are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

About Vision Sensing Acquisition Corp.

Vision Sensing Acquisition Corp. (“VSAC”) is a Special Purpose Acquisition Company (“SPAC”) that has been established to focus on the acquisition of vision sensing technologies (“VST”) including hardware solutions (chips / modules / systems), related application software, artificial intelligence and other peripheral technologies that assist to integrate and/or supplement VST applications. For more information visit www.vision-sensing.com.

Contacts

For Vision Sensing Acquisition Corp.:

George Peter Sobek, Chairman and CEO

georgesobek@hotmail.co.uk

SOURCE: Vision Sensing Acquisition Corp.